     As filed with the Securities and Exchange Commission on March 27, 2003
                                                   Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           LONG ISLAND FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                                   11-3453684
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)

                               ONE SUFFOLK SQUARE
                            ISLANDIA, NEW YORK 11749
                                 (631) 348-0888
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                          George W. Murphy, Jr. , Esq.
                          Muldoon Murphy & Faucette LLP
                           5101 Wisconsin Avenue, N.W.
                             Washington, D.C. 20016
                                 (202) 362-0840
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

      If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum       Proposed Maximum
      Title of Shares            Amount           Aggregate Price           Aggregate              Amount of
     to be Registered      to be Registered(1)      Per Unit (2)        Offering Price (2)    Registration Fee (3)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value          250,000               $25.75                $6,437,500.00            $521.00
$0.01 per share
--------------------------------------------------------------------------------------------------------------------
 ___________________________
(1)  Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions.
(2)  Estimated solely for the purpose of calculating the registration fee. Based on the average of high and low prices reported on the Nasdaq National Market as of March 25, 2003 pursuant to Rule 457(c).
(3)  Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying
     0.00008090 and the proposed maximum aggregate offering price.


                           LONG ISLAND FINANCIAL CORP.



                                  April 1, 2003


Dear Shareholder:

         Recently, your Board of Directors voted to establish the Long Island Financial Corp. Dividend Reinvestment and Stock Purchase Plan (the "Plan") to provide shareholders of record with a convenient and economical way to automatically reinvest all or a portion of their cash dividends and to invest optional cash payments, subject to minimum and maximum purchase limitations, in additional shares of common stock of the Company. You pay no service charges or brokerage commissions for common stock purchased under the Plan.

         The Plan is completely voluntary and you may terminate your participation at any time. If you wish to participate in the Plan, convenient enrollment is available to you online or by completing and returning the enclosed Authorization Form. If you do not wish to participate in the Plan, you will continue to receive your dividends, if and when declared, by check or direct deposit from the Company.

         All of the features, terms and conditions of the Plan are detailed in the enclosed Prospectus, which you should read carefully. The Prospectus, which is in simple question-and-answer format, should answer most of the questions you may have about the Plan. If you have additional questions, please address them to Mellon Bank, N.A., the Plan Administrator, c/o Mellon Investor Services, P.O. Box 3338, South Hackensack, New Jersey 07606-1938.

         We value our shareholders and we hope that you find this new Plan an attractive means for holding your shares and increasing your investment in Long Island Financial Corp.

                                   Sincerely,

                                   /s/ Douglas C. Manditch

                                   Douglas C. Manditch
                                   President and Chief Executive Officer






------------------------------------------------------------------------------
           One Suffolk Square, Islandia, NY 11749    (631) 348-0888

TABLE OF CONTENTS



                                                                                                                 Page
Available Information ............................................................................................2
Incorporation of Certain Documents by Reference...................................................................2
Summary...........................................................................................................3
Dividend Reinvestment and Stock Purchase Plan.....................................................................4
      Purpose.....................................................................................................4
      Advantages..................................................................................................4
      Administration..............................................................................................4
      Participation...............................................................................................5
      Reports.....................................................................................................7
      Fees........................................................................................................8
      Purchases...................................................................................................8
      Dividends on Fractional Shares.............................................................................10
      Issuance of Shares.........................................................................................10
      Transfer or Gift of Shares.................................................................................11
      Sale of Shares.............................................................................................11
      Withdrawal or Termination..................................................................................12
      Custody Service............................................................................................13
      Plan Amendment or Termination..............................................................................13
      Federal Income Tax Consequences............................................................................13
      Other Information..........................................................................................14
Use of Proceeds..................................................................................................15
Legal Matters....................................................................................................16
Experts..........................................................................................................16
Indemnification..................................................................................................16


PROSPECTUS



                           LONG ISLAND FINANCIAL CORP.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Long Island Financial Corp. ("Long Island Financial") described herein provides holders of the Shares of the Common Stock of Long Island Financial ("Shares of Common Stock" or "Shares") with a simple and convenient method of investing cash dividends and optional cash payments in additional Shares of Common Stock.

         This Prospectus relates to up to 250,000 Shares of Common Stock with $.01 par value. The proceeds of dividends reinvested in the Plan and optional cash payments will be used to purchase Shares of the Common Stock of Long Island Financial.

         Participants in the Plan may:

         - Automatically reinvest all or a portion of their cash dividends to purchase Shares of Common Stock

         - Purchase additional Shares through optional cash payments of not less than $100.00 per payment nor more than $3,500.00 per month. Optional cash payments will be invested monthly, generally on the first business day of the month.

         Holders of Shares of Common Stock who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

         Long Island Financial reserves the right to terminate the Plan at any time.

         The Plan does not represent a change in the dividend policy of Long Island Financial or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements, and other factors.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS OFFERING CIRCULAR IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY THE COMPANY OR ANY AGENT OF THE COMPANY OR ANY OTHER PERSON TO SELL SECURITIES IN ANY STATE IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THIS PROSPECTUS RELATES ONLY TO THE SHARES OF THE COMPANY OFFERED HEREBY AND IS NOT BE RELIED UPON IN CONNECTION WITH THE PURCHASE OR SALE OF ANY OTHER SECURITIES OF THE COMPANY.



                  THE DATE OF THIS PROSPECTUS IS MARCH 27, 2003

                              AVAILABLE INFORMATION

         Long Island Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file reports and other information with the Securities and Exchange Commission ("Commission") relating to its business, financial position, results of operations and other matters. You may read and copy any reports, statements or other information that Long Island Financial has filed at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. Please call the SEC at 1-800-SEC-0330 for further information on the SEC's public reference rooms. Long Island Financial's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."

         Long Island Financial has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect of the Shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company, the Shares of Common Stock and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K of Long Island Financial for the fiscal year ended December 31, 2002, which includes the balance sheets of the Company as of December 31, 2002 and 2001, and the related statements of earnings, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, together with the related notes and the report of KPMG LLP, independent auditors, dated January 31, 2003, filed with the SEC on March 26, 2003 (File No. 000-29826).

         (b) All documents filed by Long Island Financial, pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

         Long Island Financial will provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request, a copy of any or all of the documents incorporated by reference herein (including exhibits that are specifically incorporated by reference in such documents). Written or oral request should be directed to:

                            Carmelo C. Vizzini, Vice President and Secretary Long Island Financial Corp.
                            One Suffolk Square
                            Islandia, Long Island, N.Y. 11749
                            (631) 348-0888

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

         THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR OTHER DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN THESE SHARES, AS WITH ANY INVESTMENT IN COMMON STOCK, INVOLVES INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

                                     SUMMARY

         Long Island Financial is a registered financial holding company incorporated in Delaware. Our corporate office is located at One Suffolk Square, Islandia, New York 11749, and our telephone number is (631) 348-0888.

         Long Island Financial adopted its Dividend Reinvestment and Stock Purchase Plan on September 24, 2002, to offer its shareholders an opportunity to purchase additional shares of Long Island Financial common stock automatically through the reinvestment of cash dividends and optional cash payments. This prospectus describes our Dividend Reinvestment and Stock Purchase Plan.

         If you own Long Island Financial common stock, directly or indirectly, you are eligible to enroll in the Plan. You may make purchases under the Plan with your cash dividends on some or all of your shares of Long Island Financial common stock, and through the Plan's optional cash payment feature.

         Mellon Bank, N.A., is the Administrator of the Plan. You may enroll in the Plan:

         1. By completing an Enrollment Form and returning it to:

            Mellon Bank, N.A.
            c/o Mellon Investor Services
            P.O. Box 3338
            South Hackensack, New Jersey 07606-1938;

                                       OR

         2. Online, via Investor ServiceDirect(sm). Please see Question 3 below for information on how to access Investor ServiceDirect(sm).

         If you enroll in the Plan, the Administrator will use the cash dividends on the shares you designate, as well as any optional cash payments you make, to purchase additional shares of Long Island Financial common stock. Historically, we pay cash dividends on a quarterly basis. If we do not pay a cash dividend, there will be no investment under the Plan, unless you purchase shares through the Plan's optional cash payment feature. Optional cash payment purchases may be made monthly.

         Under the Plan, we may sell you original issue shares, shares that we have reacquired and hold as treasury shares, or shares purchased by the Administrator in the open market or in privately negotiated transactions. We may use a combination of these methods.

         If we sell you original issue or treasury shares, the purchase price for each share will be the closing sale price of a share of Long Island Financial common stock on the date your shares are purchased. If we sell you shares purchased in the open market or in privately negotiated transactions, the purchase price will be the actual cost of the shares (excluding any trading expense which we will pay).

         If you do not choose to enroll in the Plan, Long Island Financial will continue to send your cash dividends to you by check, or by automatic deposit to a bank account you designate, as and when declared.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The following is a question and answer statement of the provisions of Long Island Financial's Dividend Reinvestment and Stock Purchase Plan.

PURPOSE

1.      WHAT IS THE PURPOSE OF THE PLAN?

        The Plan gives owners of Long Island Financial common stock the opportunity to:

        1. Automatically reinvest the cash dividends on some or all of their shares of Long Island Financial common stock in additional shares of Long Island Financial common stock.

        2. Purchase shares of Long Island Financial common stock through the Plan's optional cash payment feature.

ADVANTAGES

2.      WHAT ARE THE ADVANTAGES OF THE PLAN?

         If you participate in the Plan, you will purchase shares of Long Island Financial common stock with the cash dividends on some or all of your Long Island Financial common stock without paying a commission. Along with automatic dividend reinvestment, the Plan also affords you an easy way to purchase additional shares of Long Island Financial common stock, up to specified limits, with optional cash payments. See Question 16.

         There is no fee for enrolling in or reinvesting dividends through the Plan. However, there are fees associated with some of the Plan's services. See Question 12 for a more detailed discussion of fees associated with the Plan.

         The Administrator holds all shares of Long Island Financial common stock in Plan accounts, for safekeeping, free of charge. You may also deposit stock certificates for shares registered in your name with the Administrator for safekeeping. See Question 26.

ADMINISTRATION

3.       WHO ADMINISTERS THE PLAN?

         Long Island Financial has appointed Mellon Bank, N.A., as Administrator. The Administrator acts as agent for Plan participants. Mellon Bank has designated its affiliate, Mellon Investor Services and other agents to perform certain services for the Plan. We may choose a new Administrator at any time. The following options are available to you to obtain information about the plan and your account:

                                     In Writing
                                     ----------

         You can write to the Administrator at the following address:

                                     Mellon Bank, N.A.
                                     c/o Mellon Investor Services
                                     P.O. Box 3338
                                     South Hackensack, New Jersey 07606-1938

                                     Internet
                                     --------

         You can obtain information about your Long Island Financial account online via Investor ServiceDirect. To gain access, you will need a password which you may establish when you visit the website. If you have forgotten your password, call 1-877-978-7778 to have it reset.

         To access Investor ServiceDirect, please visit the Mellon Investor Services website at:

                                     www.melloninvestor.com

         You can telephone Long Island Financial shareholder customer service at:

                                     1-800-362-3705

4.       WHAT ARE THE DUTIES OF THE ADMINISTRATOR?

         The Administrator and its agents perform various administrative duties relating to the Plan. These include:

         1. Holding shares of Long Island Financial common stock for Plan accounts.

         2. Receiving cash dividend payments for participants.

         3. Receiving optional cash payments from participants.

         4. Investing those amounts in shares of Long Island Financial common stock.

         5. Maintaining continuing records of each participant's account.

         6. Sending statements of account and other notices to participants.

         7. Advising participants as to all transactions in, and the status of, their accounts.

PARTICIPATION

5.      WHO IS ELIGIBLE TO PARTICIPATE?

        If you own Long Island Financial common stock, you are eligible to participate in the Plan. You may hold the shares:

        1. In certificate form.

        2. In an account established under the Plan.

        3. Through another record holder holding them on your behalf.

        4. In a combination of certificate form and a Plan account.

        Long Island Financial shareholders may choose to reinvest their cash dividends on all or only a portion of their Long Island Financial shares through the Plan. See Question 10.

6.      HOW DO I ENROLL IN THE PLAN?

        If you hold shares registered in your name, you may enroll in the Plan by completing, signing and returning an Enrollment Form to the Administrator, a copy of which is enclosed with this prospectus. Also, the Administrator will send you an Enrollment Form upon request. You may also enroll in the Plan online via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

        If you do not hold shares registered in your name but instead hold them through a broker, bank or other nominee, you must either become a registered shareholder by having shares transferred into your name or arrange with the record holder to participate in the Plan on your behalf. If you choose the latter, you will not have an account administered by the Administrator; instead, you must deal with and through the record holder.

7.      WHEN MAY I ENROLL IN THE PLAN?

        If you own Long Island Financial common stock, you may enroll in the Plan at any time. See Question 5.

8.      WHEN DO I BEGIN PARTICIPATING IN THE PLAN?

        Your participation in the Plan will begin when the Administrator receives your completed Enrollment Form or completed online enrollment, or after completion of other arrangements by a record holder satisfactory to Long Island Financial and the Administrator.

        Historically, Long Island Financial has paid cash dividends on the first business day of January, April, July and October. The record dates for these dividends have generally been the 21st day of December, March, June and September, about 10 days before the dividend payment date.

        Once you are enrolled in the Plan, the Administrator will begin reinvesting your cash dividends in shares of Long Island Financial common stock on the next date we pay dividends, if you joined the Plan before the record date for that dividend. If not, the Administrator will begin reinvesting your cash dividends the next time we pay dividends.

        The Administrator invests optional cash payments in shares of Long Island Financial common stock on the first business day of each month (whether or not it is a month in which dividends are paid). The Administrator must receive your payment at least two business days before the first business day. If the Administrator does not receive your optional cash payment at least two business days before the first business day, the Administrator will invest the optional cash payment on the first business day of the following month. See Question 15.

        When you enroll in the Plan, you can send in an optional cash payment along with your Enrollment Form, if you wish. See Question 15.

         THERE CAN BE NO ASSURANCE AS TO THE DECLARATION OR PAYMENT OF DIVIDENDS, AND NOTHING CONTAINED IN THE PLAN OBLIGATES LONG ISLAND FINANCIAL TO DECLARE OR PAY ANY DIVIDENDS. THE PLAN DOES NOT REPRESENT A CHANGE IN LONG ISLAND FINANCIAL'S DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO BE DETERMINED BY THE BOARD OF DIRECTORS BASED UPON LONG ISLAND FINANCIAL'S EARNINGS, FINANCIAL CONDITION AND OTHER FACTORS.

9.       WHAT DOES THE ENROLLMENT FORM OR ONLINE ENROLLMENT PROCESS PROVIDE?

         Unless you exclude a whole number of shares from your participation in dividend reinvestment, by signing and returning the Enrollment Form to the Administrator or enrolling online in the Plan, you will:

         1. Direct Long Island Financial to pay to the Administrator the cash dividends on all shares of Long Island Financial common stock registered in your name for reinvestment in additional shares of Long Island Financial common stock.

         2. Authorize the Administrator to reinvest cash dividends on all shares credited to your Plan account in additional shares of Long Island Financial common stock.

         You may also authorize the Administrator to invest any optional cash payments, whether sent in by mail or debited directly from your bank account, in additional shares of Long Island Financial common stock.

10.      IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

         Yes. If you elect to participate in the Plan, you may participate with respect to some or all of the shares of Long Island Financial common stock registered in your name or held in your Plan account.

         When you complete your Enrollment Form or enroll online in the Plan, you can indicate how many whole shares of your Long Island Financial common stock, if any, that you wish to exclude from enrollment in the Plan. You may change this election at any time by notifying the Administrator. To apply to a particular dividend, such a notification must be received by the Administrator prior to the record date for that dividend.

         We will continue to pay to you, by check or by automatic deposit to a bank account you designate, the dividends on any shares you exclude from the Plan. To begin direct deposit of dividends NOT reinvested (i.e., dividends on shares you exclude from the Plan), contact shareholder customer service at 1-800-362-3705 and request an "Authorization for Direct Deposit of Dividends" form.

REPORTS

11.      WHAT REPORTS WILL YOU SEND ME?

         As soon as possible after each transaction under the Plan, the Administrator will send you a statement of your Plan account. This statement will show the following information pertaining to shares held in your Plan account:

         o     The amount of dividends reinvested.

         o     Any optional cash payments you made.

         o The number of shares of Long Island Financial common stock purchased.

         o The number of shares of Long Island Financial common stock you elected to sell, if any.

         o     The price per share.

         o     Any service charges charged to your account.

         o     The total shares held in your account.

         The statement will also indicate the number of shares registered in your name.

         You may also view your account information online via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

         We recommend that you keep your Plan account statements because they will contain information important for income tax purposes. See Question 28. If you request this information later, we or the Administrator may charge you a service fee for providing it.

         If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder for information on your account.

         In addition, the Administrator will send Long Island Financial's annual reports to shareholders, proxy materials, and any other correspondence we send to other shareholders to you. The Administrator will also send you any supplements to or updates of this prospectus.

FEES

12.      MUST I PAY ANY FEES OR EXPENSES UNDER THE PLAN?

         There is no fee for enrolling in or reinvesting dividends through the Plan. However, there are fees associated with some of the Plan's services, such as per-transaction fees for certain optional cash purchases, sales of plan-held shares, and other services. Plan service fees are subject to change. We will notify Plan participants if there are any changes to service fees.

PURCHASES

13.      HOW ARE PURCHASES MADE, AND AT WHAT PRICE?

         On each date that Long Island Financial pays cash dividends (usually the first business day of January, April, July and October), Long Island Financial will pay to the Administrator the total amount of dividends payable on all shares of Long Island Financial common stock enrolled in the Plan, including shares held in Plan accounts. The Administrator will use this cash, along with any optional cash payments (net of any service charges) received by the Administrator at least two business days prior to the dividend payment date, to buy shares of Long Island Financial common stock for the accounts of Plan participants.

         In the case of optional cash payments received by the Administrator later than two business days prior to the dividend payment date, or later than two business days prior to the first business day of the month (if a month in which a dividend is not being paid), the Administrator will buy shares of Long Island Financial common stock for the accounts of Plan participants on the first business day of the next succeeding month.

         Long Island Financial decides whether the Administrator will buy shares of Long Island Financial common stock from Long Island Financial, from others, or in a combination of these methods. We decide this each time shares are purchased for your Plan account.

         If the Administrator buys shares of Long Island Financial common stock from us, the price of the shares will be their "fair market value."

         "Fair market value" equals the closing sale price of a share of Long Island Financial common stock on the date your shares are purchased, as reported on the National Market tier of The Nasdaq Stock Market. If there are no sales of Long Island Financial common stock reported by Nasdaq on that date, then the date for "fair market value" purposes is the last preceding date on which Long Island Financial common shares were traded on Nasdaq.

         If the Administrator buys shares of Long Island Financial common stock in the open market or in privately negotiated transactions, the price of the shares will be the cost (excluding trading expense, which we will pay) paid by the Administrator in buying the stock. See Question 12. The Administrator may begin making purchases four business days before the first business day of the month, and will finish them as soon as possible but not later than 30 days after that date. We do not have any power to direct the time or price at which the Administrator buys shares or to select the broker or dealer through or from whom purchases are made.

         If the Administrator buys shares in the open market or in privately negotiated transactions, it will not allocate any shares to participants' accounts until it has acquired sufficient shares from us and/or others to cover the monthly purchases for all Plan participants. In that case, the purchase price to all Plan participants will be based on the weighted averages of the prices paid for the shares acquired from us and/or others.

14.      HOW MANY SHARES WILL BE PURCHASED FOR ME?

         The Administrator will purchase for each Plan account the number of full and fractional shares (computed to four decimal places) of Long Island Financial common stock that equals the cash amount being invested in that account, both from dividend reinvestment and from optional cash payments (if any), divided by the applicable purchase price.

15.      CAN I MAKE OPTIONAL CASH PAYMENTS TO BUY ADDITIONAL SHARES?

         Yes. Plan participants are eligible to make optional cash payments, within the limits described in Question 16, below, on a monthly basis. The Administrator will apply those optional cash payments toward the purchase of Long Island Financial common stock for the account of the Plan participant.

         You will receive an optional cash payment form attached to each statement of account you receive. To make an optional cash payment, tear off the form from your account statement, fill it out, and include your check or money order, made payable to Mellon Bank, N.A., in the desired amount. Mail the properly completed check or money order and form to the Administrator at the address set forth in Question 3. Please include your Plan account number on any check or money order, and in any other correspondence relating to the Plan. Do not send cash. Optional cash payments made by check or money order are subject to a $5.00 per transaction service charge and trading fee of $.12 per share purchased.


         The Administrator must receive an optional cash payment at least two business days before the first business day of the month. Otherwise, the Administrator will invest the optional cash payment on the first business day of the following month. No interest will be paid on any optional cash payments held pending investment. Therefore, Plan participants are encouraged to send their optional cash payments so that they arrive at the Administrator as close to, but no later than, two business days before the first business day of the month. In the unlikely event that, due to unusual market conditions, the Administrator is unable to invest the funds within 30 days, the Administrator will return the funds to you by check.

         If you wish, you can send an optional cash payment with your Enrollment Form when you enroll in the Plan. Simply complete the "Optional Cash Payment" section of the Enrollment Form and include your check or money order, made payable to Mellon Bank, N.A., in the desired amount.

         You can also authorize automatic deductions from your bank account.
You can arrange for automatic deductions by mailing in a properly completed Enrollment Form (which you may request from the Administrator), or online through Investor ServiceDirect. This feature enables you to make an individual investment, or to make ongoing monthly investments, without having to write a check. If you elect to make ongoing monthly investments, you may change or terminate this election by either writing to the Administrator at the address set forth in Question 3, or online via Investor ServiceDirect. This change or termination must be received by the Administrator at least three business days before the next scheduled investment date in order to apply to that date. Purchases made with automatic debits are subject to a service charge of $2.00 for ongoing monthly investments, $3.50 for individual debits and trading fees of $.12 per share purchased. See Question 3 for information on how to access Investor ServiceDirect.

         If any check is returned to the Administrator for insufficient funds or for any other reason, or if any automatic debit is rejected, the Administrator will consider the optional cash payment request null and void, and will immediately remove from the participant's account any shares that were purchased based on that check or debit. The Administrator will also be entitled to sell these shares to satisfy any uncollected amounts, including any service charge for the returned or rejected item. If the net proceeds of the sale of these shares are insufficient to satisfy these uncollected amounts, the Administrator can sell additional shares from the participant's account to satisfy the uncollected balance.

16.      WHAT ARE THE LIMITATIONS ON MAKING OPTIONAL CASH PAYMENTS?

         Optional cash payments must be at least $100.00 per payment, and may not exceed $3,500.00 per month. You do not have to send the same amount each time, and there is no obligation to make an optional cash payment in any month.

         We reserve the right to refuse cash payments if we believe a Plan participant is attempting to circumvent this limitation or abuse the Plan in any way. See Question 23.

DIVIDENDS ON FRACTIONAL SHARES

17.      WILL YOU CREDIT ME WITH DIVIDENDS ON FRACTIONAL SHARES?

         Yes. We will credit dividends on fractional shares to your Plan account. This will be shown on your account statements.

ISSUANCE OF SHARES

18. WILL LONG ISLAND FINANCIAL ISSUE STOCK CERTIFICATES FOR SHARES PURCHASED UNDER THE PLAN?

         Initially, we will not issue stock certificates for shares of Long Island Financial common stock purchased for Plan accounts. Instead, the shares will be registered in the Administrator's name or in the name of its nominee. That procedure protects against loss, theft or destruction of stock certificates.

         If you request the Administrator to have a stock certificate issued for shares credited to your Plan account, the Administrator will do so. You may request a stock certificate for all or a lesser number of the full shares in the account. Your account statements will contain a form that you can use to do this. Also, you may request stock certificates over the phone by calling 1-800-362-3705, or online, via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

         Generally, we will issue the stock certificate within two business days after the Administrator's receipt of your request. Any full and fractional shares remaining in the account will continue to be held in the account. We will not issue a stock certificate for fractional shares.

         If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to obtain a stock certificate for shares purchased on your behalf.

TRANSFER OR GIFT OF SHARES

19.      MAY I TRANSFER SHARES OR MAKE A GIFT OF SHARES HELD IN THE PLAN?

         Yes. You may transfer ownership of all or part of the shares held in your Plan account, as a gift, private sale or otherwise. The transfer must be in compliance with any applicable laws.

         To transfer shares, you must deliver to the Administrator your written instructions, together with any other signed documents the Administrator may require, with "signature guaranteed." A commercial bank, trust company, securities broker-dealer, credit union or savings and loan association that is a member of the Medallion Signature Guarantee Program or other eligible guarantor institution may guarantee signatures. Verification by a Notary Public is not acceptable. You must also pay any taxes that apply to the transfer.

         Generally, the Administrator will transfer the shares, by issuance of a stock certificate, within two weeks after receipt of the written request and any other required documents. If you request, the Administrator will make the transfer by crediting the transferred shares to the Plan account of the other person.

         After the transfer or gift is completed, upon your request, the Administrator will send you a non- negotiable transfer or gift announcement, which you can deliver to the recipient. A notice indicating the transfer of Long Island Financial common stock will also be forwarded to the recipient.

         If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to transfer any shares purchased on your behalf.

SALE OF SHARES

20.      MAY I SELL SHARES HELD IN THE PLAN?

         Yes. If you wish to sell all or part of the shares held in your Plan account, you may do so:

         o By mailing written instructions to the Administrator; your account statements will contain a form that you can use to do this.

         o     Over the telephone by calling 1-800-362-3705.

         o Online via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

         Your sale request will be processed and your shares will, subject to market conditions and other factors, generally be sold within 24 hours of receipt of your request. Please note that the Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final.

         After a sale of your shares, the Administrator will mail you a check for the proceeds of the sale, net of a $15.00 service charge and trading fees of $.12 per share liquidated, along with a statement of your account reflecting the transaction. Settlement date will be three business days after your shares have been sold.

         Alternatively, you may choose to sell your shares through a broker of your choice, in which case you would have to request a share certificate from the Administrator prior to such sale. See Question 18 for instructions on how to obtain a share certificate.

         If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to sell any shares purchased on your behalf.

21.      MAY I SELL THROUGH THE PLAN SHARES HELD OUTSIDE OF THE PLAN?

         No. You may not sell shares through the Plan that you hold outside of the Plan. If you deposit with the Administrator shares registered in your name to be held in your Plan account, then you may sell them the same as you may sell any other shares in your Plan account.

WITHDRAWAL OR TERMINATION

22.      HOW DO I WITHDRAW FROM, AND TERMINATE PARTICIPATION IN, THE PLAN?

         You may withdraw from the Plan at any time by notifying the Administrator. Your account statements will contain a form that you can use to do this. You can also do this over the telephone by calling 1-800-362-3705, or online, via Investor ServiceDirect. See Question 3 for information on how to access Investor ServiceDirect.

         Upon your withdrawal, the Administrator will terminate your account and mail you a stock certificate for the full shares in the account, unless you have requested the transfer or sale of the shares by the Administrator. See Questions 19 and 20. In any termination, the Administrator will sell in the open market any fractional share held in your account, and pay you the amount received after deducting any expenses incurred.

         Notification to withdraw from and terminate participation in the Plan must be received by the Administrator prior to the next dividend record date; otherwise, the next dividend payable to you will be reinvested under the Plan, and your withdrawal from the Plan will be effective thereafter. After your withdrawal, we will pay you directly any cash dividends corresponding to a record date after the date of your withdrawal.

         If you are not a registered shareholder but are a Plan participant through arrangements made for you by a record holder, you should contact the record holder to withdraw from the Plan.

23.      CAN YOU TERMINATE MY PARTICIPATION IN THE PLAN?

         Yes. We reserve the right to terminate any person's participation at any time for any reason. This may be to minimize administrative expense, prevent or stop misuse of the Plan, or for other reasons.

         Upon any termination, the Administrator will mail the former Plan participant a stock certificate for the full shares in the account, together with a check for any fractional share. The fractional share will be valued as described in Question 22.

24.      WHAT HAPPENS IF I SELL OR TRANSFER ALL SHARES REGISTERED IN MY NAME?

         If you sell or transfer all shares of Long Island Financial common stock registered in your name and held outside the Plan, the Administrator will continue to reinvest the dividends on all shares held in your Plan account that are enrolled in the Plan.

25. CAN I RE-ENTER THE PLAN AFTER WITHDRAWING FROM IT?

         Yes. You may enroll in the Plan again at any time by submitting to the Administrator a new Enrollment Form or enrolling in the Plan online via Investor ServiceDirect, provided you are still a Long Island Financial shareholder. See Question 3 for information on how to access Investor ServiceDirect. Your re-entry will be effective as discussed in Question 8.

CUSTODY SERVICE

26.      MAY I SEND MY STOCK CERTIFICATES TO THE ADMINISTRATOR FOR SAFEKEEPING?

         Yes. You may deposit with the Administrator, for safekeeping, stock certificates for shares of Long Island Financial common stock registered in your name.

         If you wish to do this, you should complete the appropriate box on the Enrollment Form and return it to the Administrator, together with the stock certificates. Do not endorse the stock certificates. Because you bear the risk of loss in sending the stock certificates to the Administrator, you should send them by registered mail, return receipt requested, and properly insured for 2 percent of market value.

         Upon receipt, the Administrator will hold the shares in your Plan account. They will be re-registered in the Administrator's name or in the name of its nominee.

PLAN AMENDMENT OR TERMINATION

27.      MAY LONG ISLAND FINANCIAL AMEND OR TERMINATE THE PLAN?

         Yes. While we currently intend to continue the Plan indefinitely, we reserve the right to amend the Plan, including fees associated with the Plan, or terminate the Plan, at any time. We will give written notice of any amendment or termination to each Plan participant at the address which appears on the Administrator's records.

FEDERAL INCOME TAX CONSEQUENCES

28.      WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
PLAN?

         When the Administrator buys shares with reinvested dividends for Plan accounts directly from Long Island Financial, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the fair market value of the shares purchased for that participant's account.

         The "fair market value" of a share, for federal income tax purposes, is the average of the highest and lowest sale prices of Long Island Financial common stock, as reported on The Nasdaq Stock Market, on the date of sale. If there are no other sales of Long Island Financial common stock on the date of sale, "fair market value" is the weighted average of the means between the highest and lowest sale prices on the nearest date before and the nearest date after the date we pay the dividend.

         The "fair market value" of a share, for federal income tax purposes, is not necessarily equal to the "fair market value" at which Plan accounts buy shares under the Plan, as discussed in question number 13.

         When the Administrator buys shares with reinvested dividends for Plan accounts in the open market or in privately negotiated transactions, each participant is deemed, for federal income tax purposes, to receive a dividend equal to the total amount of cash used to purchase shares on that participant's behalf, including any trading expense paid by Long Island Financial.

         When the Administrator buys shares with optional cash payments for Plan accounts in the open market or in privately negotiated transactions, Long Island Financial will pay the trading expense. See Questions 12 and 13. Any such expenses paid by Long Island Financial will be deemed a distribution by Long Island Financial to the participant, taxable as a dividend.

29.      WHEN AND HOW ARE GAINS AND LOSSES DETERMINED?

         You will realize a gain or loss whenever you sell shares purchased under the Plan and whenever you receive a cash payment for a fractional share credited to your account. The amount of gain or loss will be the difference between the amount you receive for your full or fractional shares and your tax basis for the shares. The tax basis of a share acquired directly from Long Island Financial will equal its "fair market value", as defined for federal income tax purposes, on the date we pay the dividend or the date the Administrator buys shares with optional cash payments. The tax basis of a share acquired in the open market or in privately negotiated transactions will equal its purchase price plus any trading expense paid by Long Island Financial.

30.      WHEN DOES THE HOLDING PERIOD BEGIN?

         When the Administrator buys shares of Long Island Financial common stock only from Long Island Financial, the holding period for shares acquired will begin on the next day after the day we pay the dividend or on the next day after the day the Administrator buys shares with optional cash payments.

         When the Administrator buys any shares in the open market or in privately negotiated transactions, the holding period for the shares acquired will begin on the next day after the day when the Administrator allocates shares to participants' accounts.

         THE FOREGOING SUMMARIZES THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND DOES NOT INCLUDE A DISCUSSION OF STATE OR LOCAL TAX CONSEQUENCES OF THE PLAN. IT DOES NOT ADDRESS THE PARTICULAR CIRCUMSTANCES OF INDIVIDUAL PARTICIPANTS. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR FURTHER INFORMATION ON THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

OTHER INFORMATION

31. HOW IS A RIGHTS OFFERING, STOCK DIVIDEND, OR STOCK SPLIT HANDLED UNDER THE PLAN?

         If Long Island Financial offers shares of Long Island Financial common stock through a rights offering, your participation will be based upon both shares registered in your name and shares held in your Plan account. The Administrator will forward any rights to Plan participants for their disposition.

         Likewise, if Long Island Financial declares any stock dividend or stock split, the stock dividend or stock split will be paid with respect to shares held in your Plan account as well as shares registered in your name.

32.      HOW WILL MY SHARES IN THE PLAN BE VOTED?

         You will have the power to vote the shares held in your Plan account. We will send you a proxy statement and a proxy card for any annual or special meeting of shareholders. If you are a registered shareholder, the proxy card will cover both those shares registered in your name and those held in your Plan account. If you are not a registered shareholder, the proxy card will be limited to those shares held in your Plan account.

33.      MUST I NOTIFY THE ADMINISTRATOR IF I CHANGE MY ADDRESS?

         Yes. The Administrator will mail your statements of account and any notices to you at your most recent address on its records. Mailing of notices to this address will satisfy any obligation we have to give you notice. Accordingly, you should promptly notify the Administrator of any change in your address.

34.      CAN I PLEDGE MY SHARES IN THE PLAN AS COLLATERAL FOR A LOAN?

         No. You may not pledge shares credited to your Plan account as collateral for a loan or other obligation. If you wish to pledge your shares, you must first request and obtain a stock certificate for the shares issued in your name. See Question 18.

35. WHAT ARE THE RESPONSIBILITIES OF LONG ISLAND FINANCIAL AND THE ADMINISTRATOR TO ME?

         Long Island Financial and the Administrator are not liable to you for any act performed in good faith or for any good faith failure to act. This includes any claim of liability:

         o Arising out of failure to terminate a participant's account upon the participant's death or judicially determined incapacity before receipt of written notice of death or incapacity.

         o With respect to the prices at which shares of Long Island Financial common stock are bought or sold, the times the shares are bought or sold, and the parties from whom the shares are bought or to whom the shares are sold.

36.      WHO BEARS THE RISK OF MARKET PRICE FLUCTUATIONS IN THE SHARES IN THE
PLAN?

         You do. Your investment in shares of Long Island Financial common stock under the Plan will be no different from an investment in directly-held shares. You will bear the risk of loss and may realize the benefits of gain from market price changes with respect to all Long Island Financial shares held by you in the Plan or otherwise. THE SHARES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

                                 USE OF PROCEEDS

         To the extent that we sell original issue or treasury shares under the Plan, and not shares purchased from others, we will receive the proceeds. We do not know the number of shares that we will ultimately sell under the Plan, the prices at which we will sell them, or the amount of the proceeds that we will receive.

         We intend to add any proceeds that we receive to our general funds to be used for our general corporate purposes. These include:

         o    Long Island Financial's working capital needs.

         o Possible additional investments in Long Island Financial's direct and indirect subsidiaries.

         o Possible acquisitions of other financial institutions or their assets.

         o Possible acquisitions of, or investments in, other businesses of a type eligible for financial holding companies.

         o    Possible reduction in outstanding indebtedness.

         We may temporarily invest the proceeds in investment-grade securities. We have no specific plans for any proceeds. Our purpose in making the offering is to provide our shareholders with a convenient and automatic way to increase their ownership of Long Island Financial common stock.

                                  LEGAL MATTERS

         The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Muldoon Murphy & Faucette LLP, counsel to the Company.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Company's Certificate of Incorporation requires indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

                           LONG ISLAND FINANCIAL CORP.


                                  COMMON STOCK
                           ($0.01 Par Value Per Share)


                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


                                   PROSPECTUS



                                 March 27, 2003

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Estimated expenses are expected to be minimal and will be paid by the Company.

ITEM 15.  Indemnification of Directors and Officers.

Directors and officers of the Registrant are indemnified and held harmless against liability to the fullest extent permissible by the General Corporation Law of Delaware as it currently exists or as it may be amended provided any such amendment provides broader indemnification provisions than currently exists.

         In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

TENTH:
-----

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH: LIMITATIONS OF DIRECTOR'S LIABILITY
--------

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 16.  EXHIBITS

     3.1    Certificate of Incorporation of Long Island Financial Corp.1
     3.2    Bylaws of Long Island Financial Corp.2
     5.     Opinion of Muldoon Murphy & Faucette LLP
     23.1   Consent of Muldoon Murphy & Faucette LLP (contained in its opinion)
     23.2   Consent of KPMG LLP
     24.    Power of attorney (contained in signature page)
     99.    Enrollment Form

-----------------------------
1. Incorporated by reference to Exhibit 3.1 of the S-4 Registration Statement filed on September 22, 1998, Registration No. 333-63971
2. Incorporated by reference to Exhibit 3.2 of the S-4 Registration Statement filed on September 22, 1998, Registration No. 333-63971

ITEM 17.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to
             Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Long Island Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Islandia, New York, on March 26, 2003.

                                     LONG ISLAND FINANCIAL CORP.


                                     By: /s/ Douglas C. Manditch
                                         --------------------------
                                         Douglas C. Manditch
                                         President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Manditch) constitutes and appoints Douglas C. Manditch and Mr. Manditch hereby constitutes and appoints Thomas Buonaiuto, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to the Form S-3 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Name                               Title                        Date
      ----                               -----                        ----


/s/ Douglas C. Manditch         President and Chief              March 26, 2003
-----------------------         Executive Officer
Douglas C. Manditch             (principal executive officer)


/s/ Thomas Buonaiuto            Vice President, Treasurer        March 26, 2003
---------------------------     (principal accounting and
Thomas Buonaiuto                financial officer)


/s/ Perry B. Duryea             Chairman of the Board            March 26, 2003
---------------------------
Perry B. Duryea


/s/ Roy M. Kern, Sr.            Vice Chairman of the Board       March 26, 2003
---------------------------
Roy M. Kern, Sr.

/s/ Harvey Auerbach             Director                         March 26, 2003
---------------------------
Harvey Auerbach



/s/ Frank J. Esposito           Director                         March 26, 2003
---------------------------
Frank J. Esposito



/s/ John L. Ciarelli, Esq.      Director                         March 26, 2003
---------------------------
John L. Ciarelli, Esq.



/s/ Donald Del Duca             Director                         March 26, 2003
---------------------------
Donald Del Duca



/s/ Waldemar Fernandez          Director                         March 26, 2003
---------------------------
Waldemar Fernandez


/s/ Gordon  A. Lenz             Director                         March 26, 2003
--------------------------
Gordon A. Lenz


/s/ Werner S. Neuburger         Director                         March 26, 2003
---------------------------
Werner S. Neuburger



/s/ Thomas F. Roberts, III      Director                         March 26, 2003
--------------------------
Thomas F. Roberts, III



/s/ Alfred Romito               Director                         March 26, 2003
------------------
Alfred Romito



/s/ John C. Tsunis, Esq.        Director                         March 26, 2003
---------------------------
John C. Tsunis, Esq.

                                INDEX TO EXHIBITS



3.1      Certificate of Incorporation of
         Long Island Financial Corp.                              Incorporated by reference

3.2      Bylaws of Long Island Financial Corp.                    Incorporated by reference

5.       Opinion of Muldoon Murphy & Faucette LLP                 Filed herewith

23.1     Consent of Muldoon Murphy & Faucette LLP                 ----
         (contained in its opinion)

23.2     Consent of KPMG LLP                                      Filed herewith

24.      Power of attorney (contained in signature page)          -----

99.      Enrollment Form                                          Filed herewith
